Exhibit 99.1

FOR IMMEDIATE RELEASE

VIVIFY Technology and Evolution Metals & Technologies Sign

Letter of Intent for Behind-the-Meter Hydrogen Power for EM&T’s Planned U.S. Rare Earth Magnet Campus

Two Florida-headquartered companies align American hydrogen energy with a domestic rare earth magnet supply chain

DELRAY BEACH and MIAMI, FL, October 1, 2026 — VIVIFY Technology, a hydrogen energy company headquartered in Delray Beach, Florida, and Evolution Metals & Technologies Corp. (“EM&T”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company headquartered in Miami, Florida, today announced that they have signed a non-binding letter of intent under which VIVIFY, would, subject to the execution of definitive agreements and satisfaction of applicable conditions deploy behind-the-meter hydrogen power to support EM&T’s planned U.S. rare earth magnet campus, subject to technical validation and definitive agreements. The letter of intent brings together two Florida companies working on the same national problem from opposite ends: the critical materials that American industry and defense depend on, and the power it takes to produce them. There can be no assurance that definitive agreements will be entered into as set forth in the letter of intent or at all.

EM&T is building a non-China supply chain for rare earth permanent magnets, the components that drive electric vehicles, medical imaging equipment, and defense systems. Through operating subsidiaries with more than 18 years of commercial magnet manufacturing history, the company is scaling annual magnet production capacity in Pohang, Republic of Korea, from approximately 1,000 to 10,000 metric tons, supported by a 750-megawatt electrical infrastructure agreement. EM&T is also developing a fully integrated U.S. rare earth magnet campus, with Phase I planned as the largest hydrometallurgical facility in the Western Hemisphere. The expansion comes as new DFARS sourcing requirements for the U.S. defense industrial base take effect on January 1, 2027.

VIVIFY designs near-zero-emission hydrogen power systems deployed behind the meter and independent of the legacy grid. Its Arsenal includes the flagship Hydrogen Oxygen Generator™ (HOG™), the Clean Air Technology™ (CAT™) five-stage emissions control system, and the Flying Pig™, a containerized hydrogen power unit engineered toward 1MW per container and designed to scale by adding modules. Water is the primary fuel input, and VIVIFY’s system is designed to produce output that 99% emission-free, and does not require ongoing fuel resupply is required. VIVIFY’s corporate office and lab are based in Delray Beach, Florida, with manufacturing in Jupiter, Florida, scheduled to begin in January 2027.

Magnet manufacturing and critical materials processing are power-intensive work, and large blocks of reliable power have become one of the hardest inputs for advanced manufacturers to secure. VIVIFY’s modular architecture is designed to allow power capacity to grow alongside production.

Rather than waiting on a single large installation or a utility interconnection timeline, capacity would be added container by container as each phase of production comes online. At EM&T’s planned U.S. rare earth magnet campus, the aim is to keep both halves of the equation, the magnets and the power behind them, American-built and Florida-headquartered.

U.S. Rep. Byron Donalds, a candidate for Florida governor, second from right, with Jason Herring, Founder and Chief Executive Officer of VIVIFY Technology, far right, during a tour of VIVIFY Technology’s facility.

From left: David Wilcox, Executive Chairman of Evolution Metals & Technologies Corp.; U.S. Rep. Byron Donalds, a candidate for Florida governor; and Jason Herring, Founder and Chief Executive Officer of VIVIFY Technology.

“Every serious manufacturer in this country is asking the same question right now: where does the power come from? EM&T is rebuilding one of the most important supply chains America has. Our job is to make sure power is never the thing that slows them down,” said Jason Herring, Founder and CEO of VIVIFY Technology.

“Large blocks of reliable power are becoming the constraint no one in advanced manufacturing can ignore. Pairing a domestic critical materials supply chain with domestic, behind-the-meter power is exactly what this moment calls for,” David Wilcox, Executive Chairman of EM&T, said. “Two Florida companies, one mission: End America’s dependence on foreign supply for the materials our industrial base and national defense run on.”

“Florida is open for business. Two great Florida companies are innovating today to solve for tomorrow’s energy needs and critical supply chains.” said U.S. Representative and Candidate for Florida Governor, Byron Donalds. Byron recently toured the VIVIFY facility and met with their engineering team, noting that their technology addresses Florida’s most pressing energy issues: hurricane recovery, rapid residential growth, and data center demands.

About VIVIFY Technology

VIVIFY Technology is a hydrogen energy company headquartered in South Florida. The company designs and develops hydrogen-based energy platforms, including its flagship Hydrogen Oxygen Generator™ (HOG™), the Clean Air Technology™ (CAT™) emissions control system, and the Flying Pig™ containerized power unit, engineered to deliver dependable, dedicated power for the most demanding infrastructure environments in operation today.

VIVIFY’s corporate office and lab are located in Delray Beach, Florida, with manufacturing in Jupiter, Florida, beginning in January 2027. Learn more at vivify-technology.com.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit https://investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of EM&T and may include, without limitation, statements regarding the letter of intent, the collaboration with VIVIFY, the negotiation and execution of definitive agreements, the anticipated terms, structure, timing and benefits of the collaboration, the EM&T’s planned U.S. expansion, and EM&T’s strategy, business plans and growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “plan,” “project,” “target,” “forecast,” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that EM&T and VIVIFY do not enter into definitive agreements on the terms contemplated by the letter of intent or at all; the risk that VIVIFY’s hydrogen energy systems do not satisfy EM&T’s technical due diligence or the independent or additional validation on which any definitive agreements are expected to be conditioned, or do not perform as expected; the risk that site control or required governmental, utility, environmental and safety authorizations are not obtained; the risk that the anticipated benefits of the collaboration are not realized; EM&T’s ability to execute its business plan, including its planned U.S. expansion, obtain financing, construct and scale facilities, secure feedstock and offtake agreements, obtain necessary permits, certifications and regulatory approvals, manage supply chain disruptions, respond to competitive pressures and address geopolitical and macroeconomic risks; and other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. Neither EM&T nor VIVIFY, undertakes any obligation to update any forward-looking statement except as required by law.

Media Contacts VIVIFY Technology

Ashley Stevenson, Chief Marketing Officer

ashley@vivify-technology.com

888.277.8370 vivify-technology.com

EM&T Investor Relations Contact

Arx Investor Relations

North American Equities Desk

www.arxhq.com

EMAT@arxhq.com

EM&T PR, Media & Global Communications Contact

Phoenix MGMT & Consulting

www.PhoenixMGMTConsulting.com

PR@PhoenixMGMTConsulting.com

888-228-0122

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